Exhibit 3.7

Industry Canada	Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

CHC GLOBAL OPERATIONS (2008) INC.		417386-4

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément á l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☑	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

/s/ Richard G. Shaw	January 14, 2008 / le 14 Janvier 2008
Richard G. Shaw Director - Directeur	Date of Amendment - Date de modification

[Canada logo]

Industry Canada Corporations Canada	Industrie Canada Corporations Canada
Form 4

Articles of Amendment (Section 27 or 177 of the Canada Business Corporation Act (CBCA))

Instructions

Any changes in the articles of the corporation must be made in accordance with section 27 or 177 of the CBCA.

A: If an amendment involves a change of corporate name (including the addition of the English or French version of the corporate name), the new name must comply with sections 10 and 12 of the CBCA as well as part 2 of the regulations, and the Articles of Amendment must be accompanied by a Canada-biased NUANS® search report dated not more than ninety (90) days prior to the receipt of the articles by Corporations Canada. A numbered name may be assigned under subsection 11(2) of the CBCA without a NUANS® search.

D. Any other amendments must correspond to the paragraphs and subparagraphs referenced in the articles being amended If the space available is insufficient, please attach a schedule to the form.

Declaration

This form must be signed by a director or an officer of the corporation (subsection 262(2) of the CBCA).

General

The information you provide in this document is collected under the authority of the CBCA and will be stored in personal information bank number IC/PPU-049. Personal information that you provide is protected under the provisions of the Privacy Act. However, public disclosure pursuant to section 266 of the CBCA is permitted under the Privacy Act.

If you require more information, please consult our website at www.corporationscanada.ic.gc.ca or contact us at 613-941-9042 (Ottawa region), toll-free at 1-866-333-5656 or by email at corporationscanada@ic.gc.ca.

Prescribed Fees

•	Corporations Canada Online Filing Centre: $200

•	By mail or fax: $200 paid by cheque payable to the Receiver General for Canada or by credit card (American Express®, MasterCard® or Visa®).

Important Reminders

Changes of registered office address and/or mailing address:

Complete and file Change of Registered Office Address (Form 3)

Changes of directors or changes of director’s address:

Complete and file Changes Regarding Directors (Form 6)

These forms can be filed electronically, by mail or by fax free of charge

File documents online:

Corporations Canada Online

Filing Centre:

www.corporationscanada.ic.gc.ca

Or send documents by mail:

Director General,

Corporations Canada

Jean Edmonds Tower South

9th Floor

365 Laurier Ave. West

Ottawa ON K1A 0C8

By Facsimile:

613-941-0999

1	Corporation name
4173864 CANADA INC.

2	Corporation number
417386-4

3	The articles are amended as follows:
(Please note that more than one section can be filled out)
A:	The corporation changes its name to:
CHC GLOBAL OPERATIONS (2008) INC.

B:	The corporation changes the province or territory in Canada where the registered office is situated to:
(Do not indicate the full address)
C:	The corporation changes the minimum and/or maximum number of directors to: (For a fixed number of directors, please indicate the same number in both the minimum and maximum options)
minimum: maximum:
D:

Other changes: (e.g., to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles) Please specify.

4	Declaration

I hereby certify that I am a director or an officer of the corporation.

/s/ Martin Lockyer
SIGNATURE

MARTIN LOCKYER	(604) 279-2488
PRINT NAME	TELEPHONE NUMBER

Note:   Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

[Canada logo]	IC 3069 (2006/12)

Industry Canada	Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

4173864 CANADA INC.		417386-4

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément á l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☑	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

/s/ Richard G. Shaw	January 9, 2008 / le 9 janvier 2008
Richard G. Shaw Director - Directeur	Date of Amendment - Date de modification

[Canada logo]

Industry Canada	Industrie Canada		FORMULE 4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	FORM 4 ARTICLES OF AMENDMENT
(SECTION 27 OR 1 77)

1 — Name of the Corporation - Dénomination sociale de la société	2 — Corporation No. - N° de la société 417386-4
4173864 CANADA INC.

3 — The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

to change the place in Canada where the registered office is to be situated set forth in Paragraph 2 to:

Province of British Columbia

Signature	Printed Name - Nom en letters moulées	4 — Capacity of - En qualité de	5 - Tel. No. - N° de tél.
/s/ Martin Lockyer	MARTIN LOCKYER	OFFICER	604-279-2488

FOR DEPARTMENTAL USE ONLY- A L’USAGE DU MINISTÉRE SEULEMENT

IC 3069 (2003/06)	[Canada Logo]

Industry Canada	Industrie Canada

Certificate of Incorporation	Certificat de constitution

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

4173864 CANADA INC.	417386-4

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act.	Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la Loi canadienne sur les sociétés par actions.

/s/ Richard G. Shaw	June 16, 2003 / le 16 juin 2003

Director - Directeur	Date of Incorporation - Date de constitution

[Canada Logo]

Industry Canada	Industrie Canada	FORM 1 ARTICLES OF INCORPORATION (SECTION 6)	FORMULE 1 STATUTS CONSTITUTIFS (ARTICLE 6)
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

1 — Name of corporation	Dénomination de la société
4173864 CANADA INC.
2 — The place in Canada where the registered office is to be situated	Lieu au Canada où doit étre situé le siège social
Province of Ontario
3 — The classes and any maximum number of shares that the corporation is authorized to issue The Corporation is authorized to issue an unlimited number of common shares.	Catégories et tout nombre maximal d’actions que la société est autorisée à émettre

4 — Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s’il y a lieu
The annexed Schedule 1 is incorporated in this form.
5 — Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d’administrateurs
Minimum 1; Maximum 10
6 — Restrictions, if any, on business the corporation may carry on	Limites imposées à I’activité commerciale de la société, s’il y a lieu
N/A
7 — Other provisions, if any	Autres dispositions, s’il y a lieu
The annexed Schedule 2 is incorporated in this form.
8 — Incorporators — Fondateurs

Name(s) – Nom(s)	Address (include postal code) Adresse (inclure le code postal)	Signature
Teddy Shoub	390 Cortleigh Boulevard Toronto, Ontario M5N 1R5	/s/ Teddy Shoub

FOR DEPARTMENT USE ONLY — À L’USAGE DU MINISTÈRE SEULEMENT CORPORATION No — N° de la société	417386-4	Filed — Déposée JUIN 16, 2003
ghlander Business Solutions (05/99)

SCHEDULE 1

The transfer of shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares without either:

(a)	the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or

(b)	the approval of the holders of at least a majority of the shares of the Corporation entitling the holders thereof to vote in all circumstances (other than a separate class vote of the holders of another class of shares of the Corporation) for the time being outstanding expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.

SCHEDULE 2

1. (a) The number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than 50, 2 or more persons who are the joint registered owners of 1 or more shares being counted as 1 shareholder; and

(b) any invitation to the public to subscribe for securities of the Corporation is prohibited.

2. In addition to, and without limiting such other powers which the Corporation may by law possess, the directors of the Corporation may, without authorization of the shareholders, for the purpose of securing any bonds, debentures or debenture stock which the Corporation is by law entitled to issue, by authentic deed or otherwise, grant a hypothec or mortgage, including a floating hypothec or mortgage, on a universality of property, moveable or immoveable, present or future, corporeal or incorporeal, of the Corporation, and pledge, cede or transfer any property, moveable or immoveable, present or future, corporeal or incorporeal, of the Corporation.

3. The Corporation has a lien on a share registered in the name of a shareholder or the shareholder’s personal representative for a debt of that shareholder to the Corporation.

4. The number of directors of the Corporation within the minimum and maximum numbers of directors provided for in the articles of the Corporation shall be as determined from time to time by ordinary resolution of the shareholders of the Corporation or, if the ordinary resolution empowers the directors to determine such number, by resolution of the directors of the Corporation.

5. The directors of the Corporation may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders of the Corporation, but the total number of directors so appointed shall not exceed one third of the number of directors elected at the previous annual meeting of shareholders of the Corporation.